UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

51033 N 330th Avenue

Wickenberg, Arizona 85390

(Current Address of Principal Executive Offices)

Phone number: (928) 684-2737

(Issuer Telephone Number)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 5, 2013, FOCUS GOLD CORPORATION, a Nevada corporation (“Focus Gold” or the “Company”) entered into a Letter of Intent (the “LOI”) with MinJay Holding Ltd. (“MinJay”), Stephanie Carey, Tripod Enterprises Ltd., Erika Knowles, Andrew Butler, James Lalonde and Cleavon Nixon (each, a “Co-Vendor” that outlines a transaction in which the Company would acquire 100% of the Co-Vendors legal and beneficial interest in and to the purchase contract, (excluding certain water rights, separately deeded to MinJay, and not part of this agreement) dated June 13, 2013, between MinJay and each of Bobby J. Westbrook and Wanda Westbrook (“Head Agreement”) and to the Waters Sunset Gold Property (the “Property”), if any which is described in Schedule “A” of the LOI. Subject to due diligence and other conditions set out in the LOI, the transaction will close August 22, 2013.

The consideration payable by the Company to the Co-Vendor for acquiring their rights in the Head Agreement shall consist of:

1) a $70,000 non-refundable payment payable to the order and direction of MinJay on closing of the transaction;

2) issuance of $600,000 of the Company’s Series B Non-Voting 6% Convertible Preferred Stock, redeemable on or after the second anniversary of the Closing Date to MinJay as to $175,000 of the Series B Non-Voting 6% Convertible Preferred Stock of Focus and to the Westbrooks as to $425,000 of the Series B Non-Voting 6% Convertible Preferred Stock of Focus A mortgage in the amount of $425,000 shall be granted on the Property to the Westbrooks to secure the Company’s redemption obligation under the terms of the Series “B” Non-Voting 6% Preferred Stock issued to the Westbrooks; and

3) the issuance of 60,000,000 fully paid and restricted shares in the Company’s common stock, at a deemed issuance price of $0.01 per Share, to be issued on closing of this transaction MinJay, Stephanie Carey, Tripod Enterprises Ltd., Erika Knowles, and Cleavon Nixon as to 9,800,000 shares of common stock each and Andrew Butler as to 9,000,000 shares of common stock and James Lalonde as to 2,000,000 shares of common stock.

With closing of the LOI, in accordance with an employment agreement between Mr. Gordon F. Lee, CEO and the Company, 20,000,000 restricted shares of the Company’s common stock and 20,000,000 Options to purchase 20,000,000 shares of the Company’s common stock at an exercise price of $0.01, expiring June 1, 2018 will be issued. In addition the Company will issue to Victoria Blackburn 5,000,000 restricted shares of the Company’s common stock for project management.

The LOI contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. The foregoing summary description of the terms of the LOI may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the LOI, this reference is made to such document, which is filed as Exhibit 10.10 hereto and is incorporated herein by this reference.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.10	Letter of Intent for the Acquisition of the Waters Sunset Gold Property, located in Yavapai County, Arizona

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: August 5, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
Chief Executive Officer

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